UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 8, 2003

(Date of earliest event reported)

TOMMY HILFIGER CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	1-11226	98-0372112

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9/F, Novel Industrial Building, 850-870 Lai Chi Kok Road, Cheung Sha Wan, Kowloon, Hong Kong

(Address of principal executive offices)

852-2216-0668

(Registrant’s telephone number, including area code)

Item 7.    Exhibits

99.1    Press Release of the Registrant dated May 8, 2003.

Item 12.    Disclosure of Results of Operations and Financial Condition

The information under this caption is furnished by Tommy Hilfiger Corporation (the “Company”) in accordance with Securities and Exchange Commission Release No. 33-8216. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 8, 2003, the Company issued a press release describing its updated expectations for its financial results for the fourth quarter and full year ended March 31, 2003. A copy of the press release is attached as Exhibit 99.1 to this report.

The press release attached as Exhibit 99.1 contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement our expected fiscal fourth quarter and full fiscal year earnings per share financial results presented in accordance with GAAP, we are presenting a non-GAAP measure of earnings per share. This non-GAAP measure is adjusted from results based on GAAP to exclude the following items:

•	an anticipated fiscal fourth quarter charge for goodwill impairment,
•	the anticipated reversal in the fiscal fourth quarter of a portion of a store closure provision recorded in the fiscal third quarter,
•	the anticipated recognition of amounts due on an under-performing license, and
•	the cumulative effect, including the tax effect, of the adoption, as of April 1, 2002, of SFAS No. 142, “Goodwill and Other Intangible Assets.”

The Company believes that these adjusted financial results provide a more meaningful presentation of its ongoing results of operations. In addition, management uses these measures for reviewing the core operating results of the Company and for budget planning purposes. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMMY HILFIGER CORPORATION

(Registrant)

Date: May 9, 2003	By:	/S/ JOSEPH SCIROCCO
Joseph Scirocco Chief Financial Officer, Senior Vice President and Treasurer

Exhibit List

Exhibit No.	Description of Document
99.1	Press Release of the Registrant dated May 8, 2003.